                       TECHNOLOGY DEVELOPMENT AGREEMENT
                       --------------------------------

     This Technology Development Agreement ("Agreement") is made and entered into as of March 15, 2000 between America Online, Inc., a Delaware corporation ("AOL"), and PurhasePro.com, Inc. ("Purchase Pro"), a Nevada corporation, with reference to the following:

     A. Purchase Pro has developed an e-commerce engine for the creation of on-line Marketplaces, and also operates various public and private Marketplaces.

     B. AOL owns, operates and distributes various online services, sites and related products.

     C. AOL and Purchase Pro are concurrently entering into that certain Interactive Marketing Agreement ("Interactive Marketing Agreement") pursuant to which AOL and Purchase Pro will create, promote and distribute the AOL Exchange to enable customers to transact business online in a variety of industries and Marketplaces.

     D. AOL and Purchase Pro are entering into this Agreement to set forth the terms on which they shall jointly develop and launch the Platform for the AOL Exchange.

     NOW THEREFORE, based upon the foregoing premises, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, AOL and Purchase Pro hereby agree as follows:

1.  Definitions.
    -----------

     1.1  Certain Terms.  The following terms shall have the following
          -------------
respective meanings for purposes of this Agreement:

          (a) "AOL Network" has the meaning set forth in the Interactive Marketing Agreement.

          (b) "AOL Private Marketplace Technology" means any and all improvements, enhancements or modifications to the AOL Technology and new components, modules or functionality that AOL may create, develop or license during the Term independently of the joint development activities of AOL and Purchase Pro hereunder specifically for any private Marketplace or Exchange operated or enabled by AOL, or that AOL may otherwise incorporate during the Term in any private Marketplace or Exchange operated or enabled by AOL, and all related Intellectual Property Rights; provided, however, that AOL Private Marketplace Technology shall not include any portions of such AOL Private Marketplace Technology (and related Intellectual Property Rights) that are also included in any public Marketplace operated or enabled by AOL.

          (c) "AOL Project Manager" means Gregg Stewart and/or other individual(s) designated by AOL in consultation with Purchase Pro to serve as AOL's manager of the development activities to be jointly undertaken by Purchase Pro and AOL hereunder.

          (d) "AOL Exchange" means the Exchange to be developed and created by AOL and Purchase Pro hereunder and promoted and distributed by AOL pursuant to the Interactive Marketing Agreement.

          (e) "AOL Technology" means Technology now or hereafter owned or controlled by AOL that AOL determines in consultation with Purchase Pro to use in connection with the Platform and the AOL Exchange during the Term, including without limitation AOL's Instant Messaging software (commonly known as AIM), AOL Calendar, the Netscape browser, AOL Quick Checkout, Shopping Cart, and Web Board, and any enhancements, modifications and improvements to any of the foregoing developed or created during the Term, and all Intellectual Property Rights relating to the foregoing, but shall not include the iPlanet Platform Technology, the iPlanet Vortex Technology or the Jointly Developed Technology.

          (f) "Change of Control" has the meaning set forth in the Interactive Marketing Agreement.

          (g) "Exchange" means an on-line aggregation of Marketplaces enabling customers to purchase, sell and otherwise procure goods and services over the Internet across a multitude of vertical and horizontal business markets, industries and segments.

          (h) "Existing Purchase Pro Platform" means Purchase Pro's currently existing technological platform for creating and operating Marketplaces and Exchanges.

          (i) "Hosting" means provision of all required technical hosting services and infrastructure for the AOL Exchange, including without limitation all telecommunications lines, connectivity, hardware, software, and other communications infrastructure necessary to meet the traffic demands of the AOL Exchange and to comply with the requirements of the Interactive Marketing Agreement applicable to such matters.

          (j) "Intellectual Property Rights" means any and all rights under copyright, patent, trademark, trade secret, and all other intellectual property laws as may now exist or hereafter come into existence throughout the world, and all applications, registrations, renewals, divisions and continuations thereof.

          (k) "Interactive Service" has the meaning set forth in the Interactive Marketing Agreement.

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

          (l) "iPlanet" means the contractual alliance between AOL and Sun Microsystems, Inc. ("Sun") established pursuant to that certain Strategic Development and Marketing Agreement, dated November 23, 1998, between AOL and Sun.

          (m) "iPlanet Platform Technology" means those specific iPlanet e-commerce applications commonly referred to as ECXpert and BuyerXpert and similar Technology developed through iPlanet that AOL and Purchase Pro mutually determine to incorporate or include in the Platform, all enhancements, modifications and improvements to any of the foregoing developed or created through iPlanet as to which AOL has the right and ability to grant the licenses set forth in Section 7.2 below, and all related Intellectual Property Rights, but shall not include the AOL Technology or the iPlanet Vortex Technology.

          (n) "iPlanet Vortex Technology" means the specific iPlanet digital marketplace Technology commonly referred to as Vortex or any components thereof that AOL and Purchase Pro mutually determine to incorporate or include in the Platform and all related Intellectual Property Rights, but shall not include the AOL Technology, or iPlanet Platform Technology.

          (o) "Jointly Developed Technology" means all new Technology jointly developed or created by AOL and Purchase Pro during the Term pursuant to the joint development activities under this Agreement, including without limitation (i) any interfaces for the AOL Technology, AOL Private Marketplace Technology, Purchase Pro Technology, Purchase Pro Private Marketplace Technology, iPlanet Platform Technology, iPlanet Vortex Technology and Third Party Technology, and (ii) any enhancements, modifications or improvements to or derivative works based upon the Existing Purchase Pro Platform, Purchase Pro Technology, iPlanet Platform Technology, iPlanet Vortex Technology and Third Party Technology that are jointly created and developed by AOL and Purchase Pro hereunder, and all Intellectual Property Rights relating to the foregoing, but shall not include the AOL Technology, AOL Private Marketplace Technology, the iPlanet Platform Technology, the iPlanet Vortex Technology, Purchase Pro Technology and the Purchase Pro Private Marketplace Technology, and all Intellectual Property Rights relating to the foregoing.

          (p) "Marketplace" means a public or private interactive on-line network for the purchase, sale and procurement of goods and services over the Internet in a specific business market, industry or segment, including all related service and content offerings.

          (q) "Operation" means tracking of visitors to the AOL Exchange, "tagging" of registered users of the AOL Exchange, identification and tracking of transactions and payments subject to the revenue provisions of the Interactive Marketing Agreement, billing and collection of associated transaction revenues, and generation of activity, traffic and payment reports and information and ensuring the reliability, availability and scaleability of the systems for all of the foregoing in a manner necessary to meet the traffic demands of the AOL Exchange and to comply with the requirements of the Interactive Marketing Agreement applicable to such matters.

          (r) "Phase I" means the initial phase of development of the Platform and the AOL Exchange to be performed jointly by AOL and Purchase Pro hereunder, as more fully described in Section 2 below.

          (s) "Phase I Version" means the version of the Platform and the AOL Exchange to be developed and launched jointly by AOL and Purchase Pro pursuant to Phase I, as more fully described in Section 2.2 below.

          (t) "Phase II" means the second phase of development of the Platform and the AOL Exchange to be performed jointly by AOL and Purchase Pro hereunder, as more fully described in Section 3 below.

          (u) "Phase II Version" means the version of the Platform and the AOL Exchange to be developed and launched jointly by AOL and Purchase Pro pursuant to Phase II, as more fully described in Section 3.2 below.

          (v) "Phase III" means the third phase of development of the Platform and the AOL Exchange to be performed jointly by AOL and Purchase Pro hereunder, as more fully described in Section 4 below.

          (w) "Phase III Version" means the version of the Platform and the AOL Exchange to be jointly developed and launched by AOL and Purchase Pro pursuant to Phase III, as more fully described in Section 4.2 below.

          (x) "Platform" means the technological platform for the AOL Exchange to be jointly developed by AOL and Purchase Pro hereunder (including without limitation the Phase I Version, Phase II Version, and Phase III Version) incorporating or using some or all of the Purchase Pro Technology, Purchase Pro Private Marketplace Technology, AOL Technology, AOL Private Marketplace Technology, Jointly Developed Technology, iPlanet Platform Technology, iPlanet Vortex Technology and Third Party Technology, as determined pursuant to the terms and conditions of this Agreement.

          (y) "Purchase Pro Competitor" has the meaning set forth in the Interactive Marketing Agreement.

          (z) "Purchase Pro Exchange" means the public Exchange currently operated by Purchase Pro and any enhancements, modifications and improvements thereto and new versions thereof developed, created or operated by Purchase Pro during the Term.

          (aa) "Purchase Pro Improvements" means any and all enhancements, modifications or improvements to the Purchase Pro Technology and new components, modules or functionality that Purchase Pro may create, develop or license during the Term independently of the joint development activities of AOL and Purchase Pro hereunder specifically for any public Marketplaces or Exchanges, or otherwise incorporate during the Term in any public Marketplaces or Exchanges operated by Purchase Pro, and all related Intellectual Property Rights.

          (bb) "Purchase Pro Private Marketplace Technology" means any and all enhancements, modifications or improvements to the Purchase Pro Technology and new components, modules or functionality that Purchase Pro may create, develop or license during the Term independently of the joint development activities of AOL and Purchase Pro hereunder specifically for any private Marketplaces or Exchanges operated or enabled by Purchase Pro, or that Purchase Pro may otherwise incorporate during the Term in any private Marketplaces or Exchanges operated or enabled by Purchase Pro, and all related Intellectual Property Rights; provided, however, that Purchase Pro Private Marketplace Technology shall not include any portions of the Purchase Pro Private Marketplace Technology (and related Intellectual Property Rights) that are also included in any public Marketplace operated or enabled by Purchase Pro.

          (cc) "Purchase Pro Project Manager" means Mike Ford and/or other individual(s) designated by Purchase Pro in consultation with AOL to serve as Purchase Pro's manager of the development activities to be jointly undertaken by Purchase Pro and AOL hereunder.

          (dd) "Purchase Pro Technology" means the Existing Purchase Pro Platform, all Technology relating to such Existing Purchase Pro Platform and the Purchase Pro Exchange, all Purchase Pro Improvements, and all other Technology owned or controlled by Purchase Pro, and all Intellectual Property Rights relating to any of the foregoing, but does not include the Purchase Pro Private Marketplace Technology and related Intellectual Property Rights.

          (ee) "Technology" means systems, architectures, integration means and mechanisms, integration systems, interfaces, software, products, information, technology, models, designs, processes, know-how, specifications, inventions, algorithms, databases, trade secrets, tools and other technology.

          (ff) "Third Party Technology" means any and all proprietary Technology owned or controlled by a third party that AOL and

               Purchase Pro jointly determine to incorporate, include or license in connection with the development and use of the Platform, and all related Intellectual Property Rights.

    1.2   Other Terms.  Other capitalized terms used herein are defined in
          -----------
the following respective sections of this Agreement:


          "Agreement"                                Preamble
          "Alliance Contact Officer"                 Section 13.1
          "AOL"                                      Preamble
          "AOL Names"                                Section 2.2(e)
          "Bankruptcy Code"                          Section 14.2
          "Confidential Information"                 Section 12.1
          "Development Fee"                          Section 6.1
          "Dispute"                                  Section 13.1
          "GUI"                                      Section 3.2(a)
          "Indemnified Party"                        Section 10.3
          "Indemnifying Party"                       Section 10.3
          "Interactive Marketing Agreement"          Recital C
          "Name Space Integration"                   Section 2.2(e)
          "New Functionality"                        Exhibit A
          "Notice"                                   Section 14.1
          "Phase III Plan"                           Section 4.2
          "Phase I Project Team"                     Section 2.1
          "Phase II Project Team"                    Section 3.1
          "Purchase Pro"                             Preamble
          "Purchase Pro Technical Problem"           Exhibit A
          "Restrictions"                             Section 4.2(c)
          "Suppliers"                                Section 2.2(g)
          "Term"                                     Section 8.1

2.   Phase I.
     -------

      2.1 Development and Staffing. Immediately upon execution of this
          ------------------------
Agreement, AOL and Purchase Pro shall jointly proceed as expeditiously as possible to develop and launch the Phase I Version, which shall have the features and functionality set forth in Section 2.2 below. In connection with such development, the parties shall provide the services of the following personnel (collectively, "Phase I Project Team"):

          (a) Purchase Pro shall provide the services of (i) one (1) project manager (who may be the Purchase Pro Project Manager), (ii) one
               (1) systems architect, (iii) four (4) product designers/developers, and (v) two (2) personnel for quality assurance testing.

          (b) AOL shall provide the services of (i) one (1) project manager (who may be the AOL Project Manager), (ii) one (1) engineer to implement the Name Space Integration requirements set forth (and as defined) below, and (iii) at least one (1) product designer.

          (c) The Phase I Project Team shall also include such additional personnel and expertise as Purchase Pro and AOL shall mutually determine. The personnel to be provided by each of Purchase Pro and AOL (as applicable) may consist of existing employees, consultants or independent contractors, as well employees, consultants or independent contractors of affiliated entities, as described in Section 5.2 below.

     2.2  Phase I Version.  The Phase I Version shall consist of the Existing
          ---------------
Purchase Pro Platform and the Purchase Pro Exchange in its currently existing form (or portion(s) or segment(s) thereof designated by AOL), without any changes to the design, layout, "look and feel," functionality, location or content thereof, except for the following:

          (a) The Phase I Version shall be branded by AOL or an AOL designated affiliate (with sub- or ingredient branding for Purchase Pro in a form to be mutually determined by AOL and Purchase Pro). AOL currently intends to brand the AOL Exchange under the Netscape brandname but AOL may also provide access to the AOL Exchange through one or more brands of AOL or other AOL designated affiliates without Netscape branding.

          (b) The Phase I Version shall have the capability and functionality for the inclusion of advertisements, banners and other promotional content on the AOL Exchange (which shall be specified by AOL in accordance with the provisions of the Interactive Marketing Agreement).

          (c) At any time before or after the launch of the Phase I Version, by written notice to Purchase Pro, AOL may elect, subject to the last sentence of this subsection (c), to exclude or block users of the AOL Exchange from accessing from the AOL Exchange content or service offerings on the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if any such content or service offering is from or relates to an Interactive Service, or if permitting access to such content or service offering would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such restrictions to ensure that any such restrictions are narrowly tailored and do not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. If AOL elects to exclude or block users of the AOL Exchange from accessing content or service offerings pursuant to this subsection (c), the provisions of Section 1 of Exhibit E to the Interactive Marketing Agreement shall apply.

          (d) Each page of the AOL Exchange shall have (i) AOL or AOL affiliate branded headers and footers, (ii) be located on the URL for the appropriate AOL affiliate with the AOL affiliate as the primary domain (e.g., www.PurchasePro.aol.com or www.PurchasePro.netscape.com or such other primary domain URL as AOL shall designate), such that AOL receives credit for all traffic thereto, in each case in accordance with AOL's (or the applicable AOL affiliate's) then current generally applicable standards, and (iii) contain navigational links to specific properties within the AOL Network (as determined by AOL), in each case subject to the applicable terms of the Interactive Marketing Agreement.

          (e) The Phase I Version and the AOL Exchange shall include a process ("Name Space Integration") by which the (i) AOL user names ("AOL Names") of visitors to the AOL Exchange will be accepted by the AOL Exchange for identification purposes, (ii) the AOL Exchange will not accept any name for identification purposes other than a visitor's AOL Name (other than any visitor that already has a registered Purchase Pro name) and (iii) the user name selected by a visitor to the AOL Exchange who does not have a pre-existing AOL or Purchase Pro Name will automatically be assigned as the AOL Name for such visitor. The parties shall use commercially reasonable efforts to implement a Name Space Integration procedure that is as seamless as practicable to visitors to the AOL Exchange.

          (f) The Phase I Version shall include download links to AOL's Instant Messaging application and Netscape's Internet Browser to enable users to download such client software.

          (g) AOL shall have the right to approve and control all suppliers of goods and services ("Suppliers") to be included in the AOL Exchange (and the Phase I Version thereof) and in all AOL-branded or AOL-affiliate branded Marketplaces and Exchanges to be linked or networked to the AOL Exchange (and the Phase I Version thereof). At any time before or after the launch of the Phase I Version, by written notice to Purchase Pro, AOL may elect, subject to the second to last sentence of this subsection (g), to exclude or block users of the AOL Exchange from accessing from the AOL exchange Suppliers in the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if such a Supplier is an Interactive Service, or if permitting access to such a Supplier would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such contractual obligation to ensure that any such obligation is narrowly tailored and does not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. Purchase Pro will block or exclude such Suppliers and Marketplaces and Exchanges within three (3) business days after receipt of AOL's notice. The

               Suppliers and Marketplaces and Exchanges to be initially excluded from the Phase I Version of the AOL Exchange shall be determined in accordance with the following procedure:

             (i) Within three (3) business days after execution of this Agreement Purchase Pro will provide AOL with a schedule of all Suppliers currently included in the Purchase Pro Exchange and all Marketplaces and Exchanges that may currently be accessed by users of the Purchase Pro Exchange.

             (ii) AOL shall review the schedule submitted by Purchase Pro and will notify Purchase Pro in writing within three (3) business days after receipt of Purchase Pro's schedule of any Suppliers, Marketplaces or Exchanges that AOL requires to be excluded or blocked from the Phase I Version. Purchase Pro will take all actions necessary to exclude or block such Suppliers, Marketplaces and Exchanges within three (3) business days after receipt of AOL's notice.

The Phase I Project Team shall implement such changes to the design, layout and functionality of the Existing Purchase Pro Platform and the current version of Purchase Pro Exchange as are necessary to implement the foregoing features and functions, all of which are sometimes collectively referred to herein as the "Phase I Features."

    2.3   Phase II Planning. During Phase I, AOL and Purchase Pro shall prepare
          -----------------
the operating plan for Phase II and for the design, implementation, launch and operation of the Phase II Version.

     2.4  Timing and Launch.  The Phase I Version will be launched in stages,
          -----------------
with the initial launch (which shall commence promptly after execution hereof) to consist of the current version of the Purchase Pro Exchange (or portion(s) or segment(s) thereof designated by AOL) and the URL required under Section 2.2(d) above, with AOL or AOL affiliate designated branding, Name Space Integration, and other Phase I Features to be subsequently phased in. The parties shall use commercially reasonable efforts to complete the launch of the Phase I Version with all required Phase I Features within fourteen (14) days after the date hereof. If for any reason the parties are unable to comply with the schedule for completion of the launch of the Phase I Version or experience any material delays in such schedule, the AOL Project Manager and the Purchase Pro Project Manager shall mutually determine the reasons for such delay and shall allocate additional resources, initiate revised communications processes and/or implement such other procedures and operational changes and corrective actions as may be necessary to prevent or redress such delay and comply with the launch schedule. All launch versions of the Phase I Version of the AOL Exchange shall be subject to AOL's approval, not to be unreasonably withheld.

     2.5  Hosting, Operation and Other Matters.
          ------------------------------------

          (a) Purchase Pro shall be responsible at its sole cost and expense for the Hosting of the Phase I Version of the AOL Exchange. In connection therewith, Purchase Pro shall comply with all of the Hosting and Operating Standards set forth in Exhibit A attached hereto and incorporated herein by reference. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Hosting of the Phase I Versions, and Purchase Pro will use commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. While Purchase Pro is Hosting the Phase I Version of the AOL Exchange, Purchase Pro will provide AOL, at two week intervals or at such other reasonable intervals as the parties mutually agree, with back-up copies of all user identification and transaction data contained within the AOL Exchange database.

          (b) Purchase Pro shall be responsible at its sole cost and expense for Operation of the Phase I Version. In connection therewith, Purchase Pro shall comply with all of the Hosting and Operating Standards set forth in Exhibit A attached hereto and incorporated herein by reference. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Operation of the Phase I Version, and Purchase Pro will use commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. As the party responsible for Operation of the Phase I Version, Purchase Pro will track all visitors to the Phase I Version and will "tag" all registered users of the Phase I Version as AOL Exchange users based upon the new URL required to be used under Section 2.2(d) above, and will generate and provide AOL with copies of activity and traffic reports and information in accordance with AOL's policies and the requirements of the Interactive Marketing Agreement.

          (c) Purchase Pro will maintain and support the code for the Phase I Version at its sole cost and expense.

          (d) At its sole cost and expense, Purchase Pro will provide customer support for operation of the Phase I Version at a level that is at least as high as the level of customer support that Purchase Pro provides for the Purchase Pro Exchange.

          (e) After launch of the Phase I Version of the AOL Exchange and until the launch of the Phase II Version of the AOL Exchange, Purchase Pro will use commercially reasonable efforts to provide all systems integration services required in connection with the operation of Phase I Version and the timely integration of new Suppliers, Marketplaces and enterprise resource systems into the Phase I Version. Purchase Pro shall be reimbursed for its actual costs of providing such services plus an overhead factor equal to 10% of such actual costs, which amount shall be paid to Purchase Pro by AOL and/or the third party requiring such services. Purchase Pro will notify AOL if it believes that the provision of such services will have a material adverse impact on the development schedule for the Platform.

          (f) After launch of the Phase I Version of the AOL Exchange and until the launch of the Phase II Version of the AOL Exchange, AOL and Purchase Pro shall jointly develop and launch such updates and revisions to the Phase I Version of the AOL Exchange as they shall mutually determine without materially interfering with the schedule for development and launch of the Phase II Version of the AOL Exchange.

3. Phase II.
   --------

     3.1  Development and Staffing.  Immediately upon incorporation of all Phase
          ------------------------
I Features into the Phase I Version, AOL and Purchase Pro shall jointly proceed as expeditiously as possible to develop and launch the Phase II Version, which shall have the features and functionality set forth in Section 3.2 below. Development of the Phase II Version shall be undertaken by the Phase I Project Team, which shall be supplemented by not less than four (4) additional personnel designated and provided by Purchase Pro and two (2) additional personnel designated and provided by AOL (and such other personnel as AOL and Purchase PRO shall mutually determine) ("Phase II Project Team"). Planning for the Phase II Version and implementation of Phase II shall commence upon execution of this Agreement concurrently with the commencement of Phase I.

    3.2   Phase II Version.  The Phase II Version shall be the same as the Phase
          ----------------
I Version (including without limitation all of the Phase I Features), subject to the following changes:

          (a) The overall user experience of the AOL Exchange and the Phase II Version shall be redesigned, modified and revised in such manner as AOL shall reasonably determine, including without limitation
               (i) a new graphic user interface ("GUI"), (ii) changes to the layout, design and "look and feel," (iii) increased capacity for advertising, banners and other promotional content as compared to the Phase I Version, (iv) other features and functionality, (v) product and content offerings and (vi) other revisions, all as AOL shall reasonably determine. The foregoing revisions, modifications and changes to the overall user experience of the Phase II Version shall be designed by or under the supervision of AOL and then developed and integrated by Purchase Pro through the Phase II Project Team. AOL shall have final approval over all such revisions, modifications and changes, not to be unreasonably withheld.

          (b) AOL shall have the right, subject to the last sentence of this subsection (b) to approve and control all Suppliers to be included in the AOL Exchange (and the Phase II Version thereof) and in all AOL-branded or AOL-affiliate branded Marketplaces and Exchanges to be linked or networked to the AOL Exchange (and the Phase II Version thereof). At any time before or after the launch of the Phase II Version, by written notice to Purchase Pro, AOL may elect to exclude or block users of the AOL Exchange from accessing from the AOL Exchange Suppliers in the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if such a Supplier is an Interactive Service, or if permitting access to such a Supplier would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such contractual obligation to ensure that any such obligation is narrowly tailored and does not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. Purchase Pro will block or exclude such Suppliers and Marketplaces and Exchanges within three (3) business days after receipt of AOL's notice.

          (c) At any time before or after the launch of the Phase II Version, by written notice to Purchase Pro, AOL may elect, subject to the last sentence of this subsection (c), to exclude or block users of the AOL Exchange from accessing from the AOL Exchange content or service offerings on the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if any such content or service offering is from or relates to an Interactive Service, or if permitting access to such content or service offering would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such restrictions to ensure that any such restrictions are narrowly tailored and do not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. If AOL elects to exclude or block users of the AOL Exchange from accessing content or service offerings pursuant to this subsection (c), the provisions of Section 1 of Exhibit E to the Interactive Marketing Agreement shall apply.

          (d) The Phase II Version shall include download links to AOL's Instant Messaging application and Netscape's Internet Browser to enable users to download such client software.

          (e) The Phase II Version will also include systems and procedures required to be developed to (i) implement the payment tracking and reporting provisions of the Interactive Marketing Agreement,
               (ii) resolve name space integration issues and (iii) provide any other functionality required under the Interactive Marketing Agreement.

          (f) In addition to the foregoing features, the Phase II Version will also include such other features and functionality as AOL and Purchase Pro shall mutually determine.

    3.3   Timing and Launch.  The Phase II Version will be launched in stages
          -----------------
with additional features and functionality to be added as and when completed. The parties shall use commercially reasonable efforts to complete the launch of the final Phase II Version within ninety (90) days after the date hereof. If for any reason the parties are unable to comply with the schedule for completion of the launch of the Phase II Version or experience any material delays in such schedule, the AOL Project Manager and the Purchase Pro Project Manager shall mutually determine the reasons for such delay and shall allocate additional resources, initiate revised communications processes and/or implement such other procedures and operational changes and corrective actions as may be necessary to prevent or redress such delay and comply with the launch schedule. All launch versions of the Phase II Version of the AOL Exchange shall be subject to AOL's approval, not to be unreasonably withheld.

    3.4   Hosting, Operation and Other Matters.
          ------------------------------------
          (a) Purchase Pro will be responsible for the Hosting of the Phase II Version. In connection therewith, Purchase Pro shall comply with all of the applicable Hosting and Operating Standards set forth in Exhibit A. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Hosting of the Phase II Version, and Purchase Pro will use commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. While Purchase Pro is Hosting the Phase II Version of the AOL Exchange, Purchase Pro will provide AOL, at two week intervals or at such other reasonable intervals as the parties mutually agree, with back-up copies of all user identification and transaction data contained within the AOL Exchange database. Notwithstanding the foregoing, upon written notice to Purchaser Pro, AOL will have the right at any time to elect to take over Hosting of the Phase II Version or to require that such Hosting be provided by a third party designated by AOL. Each party shall pay and be responsible for its own costs and expenses of Hosting the Phase II Version; provided however, if AOL elects to take over Hosting of the Phase II Version or to require that such Hosting be provided by a third party designated by AOL, then (i) other than Purchase Pro's personnel costs (which AOL will not be obliged to reimburse), AOL shall bear 100% of the migration and start-up costs associated with the such take over of Hosting by AOL or such third party and (ii) Purchase Pro shall split evenly with AOL, AOL's reasonable costs and expenses to provide or have a third party provide such Hosting once the migration is complete (however, in no event will Purchase Pro be required to contribute monthly to AOL more than one hundred percent (100%) of Purchase Pro's monthly total normal operational costs and expenses of providing Hosting at the time AOL elected to take over Hosting of the Phase II Version or required that such Hosting be provided by a third party designated by AOL). The parties will develop and implement an appropriate migration procedure in the event that AOL elects to take over (or requires a third party to take over) the Hosting of the Phase II Version from Purchase Pro. Such migration procedure will include identification and negotiation of any changes to existing third party licenses or new third party licenses that may be required in order to implement the change in Hosting. In connection therewith, Purchase Pro will use commercially reasonable efforts to complete the migration process in an orderly manner promptly after receipt of AOL's notice. AOL and Purchase Pro shall mutually determine the respective responsibilities of the parties for the costs of Hosting migration. In no event shall Purchase Pro cease primary Hosting of the Phase II Version until such time as the migration process has been fully completed.

          (b) Purchase Pro shall be responsible at its sole cost and expense for Operation of the Phase II Version. In connection therewith, Purchase Pro shall comply with all of the applicable Hosting and Operating Standards set forth in Exhibit A. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Operation of the Phase II Version, and Purchase Pro will use commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. As the party responsible for Operation of the Phase II Version, Purchase Pro will track all visitors to the Phase II Version and will "tag" all registered users of the Phase II Version as AOL Exchange users based upon the new URL required to be used under Section 2.2(d) above, and will generate and provide AOL with copies of activity and traffic reports and information in accordance with AOL's policies and the requirements of the Interactive Marketing Agreement.

          (c) Purchase Pro will maintain and support the code for the Phase II Version at its sole cost and expense, except as AOL and Purchase Pro shall mutually determine.

          (d) Purchase Pro will provide front line (also known as "level 1") customer support for the operation of the Phase II Version at a level that is at least as high as the level of front line customer support that Purchase Pro provides for the Purchase Pro Exchange. At its election AOL may take over or engage a third party to provide front line customer support for the operation of the Phase II Version. Each of Purchase Pro and AOL shall provide back line (also known as "level 2") customer support for its own components of the Phase II Version, regardless of which party provides front line customer support. Each of AOL and Purchase Pro shall be responsible for its own costs and expenses of providing front and back line customer support for the Phase II Version; provided however, if AOL elects to take over front line customer support of the Phase II Version or to require that such front line customer support be provided by a third party designated by AOL, AOL shall be responsible for all costs and expenses associated with providing such front line customer support.

          (e) Purchase Pro will use commercially reasonable efforts to provide all systems integration services required in connection with the operation of Phase II Version and the timely integration of new Suppliers, Marketplaces and enterprise resource systems into the Phase II Version. Purchase Pro shall be reimbursed for its actual costs of providing such services plus an overhead factor equal to 10% of such actual costs, which amount shall be paid to Purchase Pro by AOL and/or the third party requiring such services. Purchase Pro will notify AOL if it believes that the provision of such services will have a material adverse impact on Phase II and the development schedule for the Phase II Version or the Platform.

          (f) After launch of the Phase II Version of the AOL Exchange and until the launch of the Phase III Version of the AOL Exchange, AOL and Purchase Pro shall jointly develop and launch such updates and revisions to the Phase II Version of the AOL Exchange as they shall mutually determine without materially interfering with the schedule for development and launch of the Phase III Version of the AOL Exchange.

4.  Phase III and Additional Development Activities.
    -----------------------------------------------

    4.1   Phase III Version.  While the Phase I Version and the Phase II Version
          -----------------
are based largely upon the Existing Purchase Pro Platform and Purchase Pro Exchange in its current form, the parties intend that the Phase III Version will be a new, redesigned platform incorporating or using the Purchase Pro Technology, AOL Technology, iPlanet Platform Technology, Jointly Developed Technology, and possibly some or all of the iPlanet Vortex Technology and Third Party Technology. It is the intention of the parties that the AOL Exchange will feature a substantial set of the AOL Technology that is generally included in other AOL offerings for the business market. AOL and Purchase Pro shall jointly proceed as expeditiously as possible to develop and launch the Phase III Version. Phase III shall proceed concurrently with Phase I and Phase II.

    4.2   Phase III Plan.  As the first step of Phase III, the AOL Project
          --------------
Manager and the Purchase Pro Project Manager shall form a planning team for Phase III which shall proceed to prepare a detailed plan for the specifications, design, implementation, launch and operation of the Phase III Version ("Phase III Plan"). Such planning team shall consist of the AOL Project Manager, the Purchase Pro Project Manager, the equivalent of a total of approximately five
(5) full-time personnel from AOL and five (5) full-time personnel from Purchase Pro, and such other personnel from AOL and Purchase Pro as each of them shall designate. The planning process shall commence at such time as AOL and Purchase Pro shall mutually agree but shall commence prior to completion of Phase II. The parties shall use commercially reasonable efforts to complete the Phase III Plan within thirty (30) days after commencement thereof. Any dispute or deadlock relating to the contents of the Phase III Plan that are to be mutually determined by AOL and Purchase Pro shall be resolved pursuant to the procedure set forth in Section 13.1 below. The Phase III Plan shall set forth the following:

          (a) The specifications for and the technical standards to be supported by the Phase III Version of the Platform, which shall be mutually determined by AOL and Purchase Pro.

          (b) The specifications for and the anticipated features and functionality of the Phase III Version of the AOL Exchange, which shall be designated by AOL (consistent with the specifications and features, functions, technical standards and capability or capacity of the Platform determined under Section 4.2(a)).

          (c) The Purchase Pro Technology to be included in or used with the Phase III Version and the Platform, which shall be designated by AOL in consultation with Purchase Pro and licensed to AOL by Purchase Pro under Section 7.1 below. To the extent that the use of any portion of the Purchase Pro Technology is subject to restrictions or limitations ("Restrictions") under agreements between Purchase Pro and third parties, the use of such Purchase Pro Technology in connection with the Phase III Version, the Platform and the AOL Exchange will be subject to such Restrictions; provided, however, that Purchase Pro will use its best efforts to avoid any new Restrictions affecting Purchase Pro Technology arising after the date of this Agreement, including its best efforts to cause customers to agree not to require or impose such Restrictions. If after the use of such best efforts a Purchase Pro customer still requires that such Restrictions be imposed, Purchase Pro shall be entitled to agree to such Restrictions.

          (d) The AOL Technology to be included in Phase III Version, which shall be designated by AOL in consultation with Purchase Pro. AOL will grant to Purchase Pro a royalty-free license to any AOL Technology to be included in or used with the Phase III Version and the Platform on AOL's standard terms and conditions pursuant to a separate license agreement to be negotiated and entered into by the parties. Such license agreement shall provide that Purchase Pro's rights with respect to such AOL Technology shall continue during the Term and for a period of twelve (12) months thereafter; provided, however, that, upon Purchase Pro's request, AOL will negotiate reasonably and in good faith toward an extension of such license. Notwithstanding the foregoing, such license agreement shall provide that all of Purchase Pro's rights with respect to such AOL Technology shall terminate immediately and automatically in the event that (i) AOL terminates this Agreement due to a material breach by Purchase Pro, (ii) Purchase Pro exercises its right to terminate this Agreement under Section
               13.1 below, or (iii) there is a Change of Control of Purchase

               Pro resulting in control of Purchase Pro by an Interactive Service. To the extent that the use of any portion of the AOL Technology is subject to Restrictions under agreements between AOL and third parties, the use of such AOL Technology in connection with the Phase III Version, the Platform and the AOL Exchange will be subject to such Restrictions; provided, however, that AOL will use its best efforts to avoid any new Restrictions affecting AOL Technology arising after the date of this Agreement, including its best efforts to cause customers to agree not to require or impose such Restrictions. If after the use of such best efforts an AOL customer still requires that such Restrictions be imposed, AOL shall be entitled to agree to such Restrictions.

          (e) The iPlanet Platform Technology to be included in or used with the Phase III Version, which shall be mutually determined by AOL and Purchase Pro and licensed to Purchase Pro by AOL under
               Section 7.2 below.

          (f) Any iPlanet Vortex Technology and Third Party Technology to be included in or used with the Phase III Version, which shall be mutually determined by AOL and Purchase Pro. AOL will negotiate and endeavor to obtain from iPlanet/Sun Microsystems a source code license to use any iPlanet Vortex Technology to be included in or used with the Phase III Version. AOL and Purchase Pro shall mutually determine the party responsible for negotiating and obtaining licenses of other Third Party Technology to be included in or used with the Phase III Version. The terms of all licenses to be obtained under this Section 4.2(f) shall be subject to the mutual approval of AOL and Purchase Pro, and the costs of such licenses shall be paid by the parties as provided in Section 6.2 below.

          (g) The schedule and milestones for development of the Phase III Version, and contingency procedures for additional resource allocation, communications changes and/or such other procedural and operational changes and corrective actions as may be required in the event that the parties are unable to comply with such schedule and/or milestones, all of which shall be mutually determined by AOL and Purchase Pro.

          (h) The team required to develop the Phase III Version, and the personnel to be contributed to such team by AOL and Purchase Pro, which shall be mutually determined by AOL and Purchase Pro. It is anticipated that development of Phase III Version will require a team of approximately eighty (80) persons, of which Purchase agrees to contribute approximately thirty (30) and AOL agrees to contribute approximately fifty (50).

          (i) The budgets for the development and Hosting of the Phase III Version, which shall be mutually determined by AOL and Purchase Pro.

          (j) Any system architecture required in order to permit AOL or a third party to take over Hosting, customer support and/or Operation of the Phase III Version of the AOL Exchange under Sections 4.4(a) and 4.4(b) below, which shall be mutually determined by AOL and Purchase Pro.

          (k) The respective responsibilities of AOL and Purchase Pro for code maintenance for the Phase III Version and the Platform, which shall be mutually determined by AOL and Purchase Pro.

          (l) The systems and procedures required to be developed to (i) implement the payment tracking and reporting provisions of the Interactive Marketing Agreement, (ii) resolve name space integration issues and (iii) provide any other functionality required under the Interactive Marketing Agreement, all of which shall be mutually determined by AOL and Purchase Pro.

          (m) Such other matters as AOL and Purchase Pro shall mutually determine.

     4.3  Additional Matters Relating to Phase III Version.
          ------------------------------------------------

          (a) AOL shall have final approval over all aspects of the Phase III Version of the AOL Exchange, including without limitation the overall user experience of the AOL Exchange (e.g., the GUI, layout, design, "look and feel," etc.), advertising and promotion, features and functionality, and product and content offerings (consistent with the specifications and features, functions, technical standards and capability or capacity of the Platform). AOL and Purchase Pro shall have mutual final approval over the Platform for the Phase III Version of the AOL Exchange, subject to the Dispute resolution procedures set forth in Section 13.1.

          (b) AOL shall have the right, subject to the last sentence of this subsection(b), to approve and control all Suppliers to be included in the AOL Exchange (and the Phase III Version thereof) and in all AOL-branded or AOL-affiliate branded Marketplaces and Exchanges to be linked or networked to the AOL Exchange (and the Phase III Version thereof). At any time before or after the launch of the Phase III Version, by written notice to Purchase Pro, AOL may elect to exclude or block users of the AOL Exchange from accessing from the AOL Exchange Suppliers in the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if such a Supplier is an Interactive Service, or if permitting access to such a Supplier would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such contractual obligation to ensure that any such obligation is narrowly tailored and does not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. Purchase Pro will block or exclude such Suppliers and Marketplaces and Exchanges within three (3) business days after receipt of AOL's notice.

          (c) At any time before or after the launch of the Phase III Version, by written notice to Purchase Pro, AOL may elect, subject to the last sentence of this subsection (c), to exclude or block users of the AOL Exchange from accessing from the AOL Exchange content or service offerings on the Purchase Pro Exchange or in any other Marketplaces and Exchanges that are linked or networked to the AOL Exchange if any such content or service offering is from or relates to an Interactive Service, or if permitting access to such content or service offering would violate a contractual obligation that AOL has to one of its exclusive or preferred partners. Throughout the Term, AOL shall use commercially reasonable efforts to limit the scope of any such restrictions to ensure that any such restrictions are narrowly tailored and do not materially adversely affect the overall economic return enjoyed by the parties from the AOL Exchange or the long-term commercial viability of the AOL Exchange. If AOL elects to exclude or block users of the AOL Exchange from accessing content or service offerings pursuant to this subsection (c), the provisions of Section 1 of Exhibit E to the Interactive Marketing Agreement shall apply

          (d) The Phase III Version shall include download links to AOL's Instant Messaging application and Netscape's Internet Browser to enable users to download such client software.

          (e) During the Term, if Purchase Pro develops, creates or licenses any Purchase Pro Improvements, Purchase Pro shall make available for inclusion in the Phase III Version and the Platform on an ongoing basis any such Purchase Pro Improvements as AOL shall request. Such Purchase Pro Improvements shall be licensed to AOL by Purchase Pro pursuant to Section 7.1 below.

          (f) During the Term, AOL shall take all actions necessary to make available for use in connection with the Phase III Version, the Platform and the AOL Exchange such additional or new AOL Technology as AOL shall designate. Such additional or new AOL Technology shall be licensed to Purchase Pro pursuant to the procedure and terms set forth in Section 4.2(d) above.

          (g) During the Term, Purchase Pro will make available for inclusion in the Phase III Version, the Platform and the AOL Exchange on an ongoing basis any Purchase Pro Private Marketplace Technology that (i) Purchase Pro makes available for inclusion in more than one private Marketplace or Exchange during the Term and (ii) AOL designates. The inclusion of any such Purchase Pro Private Marketplace Technology in the Phase III Version, the Platform and the AOL Exchange and the use of such Purchase Pro Private Marketplace Technology in connection therewith shall be subject to any Restrictions applicable to such Purchase Pro Private Marketplace Technology under the applicable agreements between Purchase Pro and any party for which such Purchase Pro Private Marketplace Technology was developed, and to Purchase Pro's pricing and availability policies applicable to the use of such Purchase Pro Private Marketplace Technology, provided, however, that Purchase Pro will use its best efforts to avoid any new Restrictions affecting Purchase Pro Private Marketplace Technology arising after the date of this Agreement, including best efforts to cause customers to agree not to require or impose such Restrictions. If after the use of such best efforts a Purchase Pro customer still requires that such Restrictions be imposed, Purchase Pro shall be entitled to agree to such Restrictions.. Purchase Pro shall license such Purchase Pro Private Marketplace Technology to AOL pursuant to Section 7.3 below. Upon identification of any such Purchase Pro Private Marketplace Technology for inclusion in the Phase III Version, the Platform or the AOL Exchange, Purchase Pro shall promptly notify AOL of any Restrictions relating to such Purchase Pro Private Marketplace Technology and of Purchase Pro's pricing and availability policies applicable to the use of such Purchase Pro Private Marketplace Technology.

          (h) During the Term, AOL will make available for inclusion in the Phase III Version, the Platform and the AOL Exchange on an ongoing basis any AOL Private Marketplace Technology that (i) AOL makes available for inclusion in more than one private Marketplace or Exchange during the Term and (ii) AOL and Purchase Pro mutually designate. The inclusion of any such AOL Private Marketplace Technology in the Phase III Version, the Platform and the AOL Exchange and the use of such AOL Private Marketplace Technology in connection therewith shall be subject to any Restrictions applicable to such AOL Private Marketplace Technology under the applicable agreements between AOL and any party for which such AOL Private Marketplace Technology was developed, and to AOL's pricing and availability policies applicable to the use of such AOL Private Marketplace Technology, provided, however, that AOL will use its best efforts to avoid any new Restrictions affecting AOL Private Marketplace Technology arising after the date of this Agreement, including best efforts to cause customers to agree not to require or impose such Restrictions. If after the use of such best efforts an AOL customer still requires that such Restrictions be imposed, AOL shall be entitled to agree to such Restrictions. AOL shall license such AOL Private Marketplace Technology to Purchase Pro pursuant to Section 7.3 below. Upon identification of any such AOL Private Marketplace Technology for inclusion in the Phase III Version, the Platform or the AOL Exchange, AOL shall promptly notify Purchase Pro of any Restrictions relating to such AOL Private Marketplace Technology and of AOL's pricing and availability policies applicable to the use of such AOL Private Marketplace Technology.

     4.4  Hosting, Operation and Other Matters.
          ------------------------------------

          (a) If AOL has not elected to take over Hosting of the Phase II Version or to have a third party handle Hosting of the Phase II Version, Purchase Pro will be responsible for the Hosting of the Phase III Version and the AOL Exchange, both during and after the Term; provided however, unless otherwise mutually agreed in writing, the Hosting of the Phase III Version and the AOL Exchange by Purchase Pro shall continue for only six (6) months after the Term if this Agreement is terminated by Purchase Pro due to a material breach by AOL or pursuant to Section 13.1. In connection therewith, Purchase Pro shall comply with all of the applicable Hosting and Operating Standards set forth in Exhibit
               A. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Hosting of the Phase III Version and the AOL Exchange, and Purchase Pro will use all commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. While Purchase Pro is Hosting the Phase III Version and the AOL Exchange, Purchase Pro will provide AOL, at two week intervals or at such other reasonable intervals as the parties mutually agree, with back-up copies of all user identification and transaction data contained within the AOL Exchange database. Notwithstanding the foregoing, upon written notice to Purchaser Pro, AOL will have the right at any time to elect to take over Hosting of the Phase III Version and the AOL Exchange or to require that such Hosting be provided by a third party designated by AOL. During the Term, each party shall pay and be responsible for its own costs and expenses of Hosting the Phase III Version and the AOL Exchange; provided however, if AOL elects to take over Hosting of the Phase III Version and AOL Exchange or to require that such Hosting be provided by a third party designated by AOL, then (i) other than Purchase Pro's personnel costs (which AOL will not be obliged to reimburse), AOL shall bear 100% of the migration and start-up costs associated with the such take over of Hosting by AOL or such third party and (ii) Purchase Pro shall split evenly with AOL, AOL's reasonable costs and expenses to provide or have a third party provide such Hosting once the migration is complete (however, in no event will Purchase Pro be required to contribute to AOL monthly more than one hundred percent (100%) of Purchase Pro's monthly total normal operational costs and expenses of providing Hosting at the time AOL elected to take over Hosting of the Phase III Version and AOL Exchange or required that such Hosting be provided by a third party designated by AOL). AOL will be responsible for all costs of Hosting the AOL Exchange after expiration of the Term and will reimburse Purchase Pro for the actual costs incurred by Purchase Pro (if any) in connection with Hosting the AOL Exchange following expiration of the Term plus an overhead factor of 10%, subject to annual increases tied to the changes in the Consumer Price Index (for all urban consumers). The parties will develop and implement an appropriate migration procedure in the event that AOL elects to take over (or requires a third party to take over) the Hosting of the Phase III Version and the AOL Exchange from Purchase Pro. Such migration procedure will include identification and negotiation of any changes to existing third party licenses or new third party licenses that may be required in order to implement the change in Hosting. In connection therewith, Purchase Pro will use commercially reasonable efforts to complete the migration process in an orderly manner promptly after receipt of AOL's notice. In no event shall Purchase Pro cease primary Hosting of the Phase III Version and the AOL Exchange until such time as the migration process has been fully completed.

          (b) Purchase Pro shall be responsible for Operation of the Phase III Version and the AOL Exchange, both during and after the Term; provided however, unless otherwise mutually agreed in writing, the Operation of the Phase III Version and the AOL Exchange by Purchase Pro shall continue for only six (6) months after the Term if this Agreement is terminated by Purchase Pro due to a material breach by AOL or pursuant to Section 13.1. In connection therewith, Purchase Pro shall comply with all of the applicable Hosting and Operating Standards set forth in Exhibit A. AOL operations personnel may review Purchase Pro's infrastructure and procedures for Operation of the Phase III Version and the AOL Exchange, and Purchase Pro will use all commercially reasonable efforts to implement any changes recommended by AOL's operations personnel. Notwithstanding the foregoing, upon written notice to Purchaser Pro, AOL will have the right at any time to elect to take over Operation of the Phase III Version and the AOL Exchange, or to require that such Operation be handled by a third party designated by AOL. Each party shall pay and be responsible for its own costs and expenses of handling Operation of Phase III Version and the AOL Exchange, both during and after the Term; provided however, if AOL elects to handle Operation of the Phase III Version and AOL Exchange or to require that such Operation be handled by a third party designated by AOL, AOL shall be responsible for all costs and expenses associated with handling such Operation. The parties will develop and implement an appropriate migration procedure in the event that AOL elects to take over (or requires a third party to take over) Operation of the Phase III Version and the AOL Exchange from Purchase Pro. Such migration procedure will include identification and negotiation of any changes to existing third party licenses or new third party licenses that may be required in order to implement the change in Operation. In connection therewith, Purchase Pro will use commercially reasonable efforts to complete the migration process in an orderly manner promptly after receipt of AOL's notice. In no event shall Purchase Pro cease Operation of the Phase III Version and the AOL Exchange until such time as the migration process has been fully completed.

          (c) The party responsible for Operation of the Phase III Version and the AOL Exchange will track all visitors to the Phase III Version and will "tag" all registered users of the Phase III Version as AOL Exchange users based upon the new URL required to be used under Section 2.2(d) above, and will generate and provide AOL and Purchase Pro with copies of activity and traffic reports and information in accordance with AOL's policies and the requirements of the Interactive Marketing Agreement.

          (d) During the Term the overall direction and development of the Platform after completion of the Phase III version will be jointly developed by the parties. During the term Purchase Pro and AOL shall each perform their respective responsibilities with respect to code maintenance for the Phase III Version and the AOL Exchange, as set forth in the Phase III Plan. After the Term Purchase Pro will provide code maintenance for the Purchase Pro contribution to the Platform during the Term as reasonably requested by AOL; provided, however, unless otherwise mutually agreed in writing, such code maintenance by Purchase Pro shall continue for only six (6) months after the Term if this Agreement is terminated by Purchase Pro due to a material breach by AOL or pursuant to Section 13.1. During the Term, each party shall be responsible for its own costs and expenses associated with such maintenance. After the term, AOL shall reimburse Purchase Pro for Purchase Pro's actual costs (if any) of providing maintenance requested by AOL plus an overhead factor equal to 10% of such actual costs, subject to annual increases based upon changes in the Consumer Price Index (for all urban consumers).

          (e) If AOL does not elect to take over front line customer support for the Phase II Version, both during and after the Term, Purchase Pro will provide front line customer support for the operation of the Phase III Version and the AOL Exchange at a level that is at least as high as the level of front line customer support that Purchase Pro provides for the Purchase Pro Exchange. At its election AOL may take over or engage a third party to provide front line customer support for the operation of the Phase III Version and the AOL Exchange. Both during and after the Term, each of Purchase Pro and AOL shall provide "level 2" or back line customer support for its own components of the Phase III Version and the AOL Exchange, regardless of which party provides front line customer support. During the Term, each party shall be responsible for its own costs and expenses of providing front and back line customer support for the Phase III Version and the AOL Exchange; provided however, if AOL elects to take over front line customer support of the Phase III Version and AOL Exchange or to require that such front line customer support be provided by a third party designated by AOL, AOL shall be responsible for all costs and expenses associated with providing such front line customer support. After the term, if and to the extent that Purchase Pro is providing customer support to the AOL Exchange, AOL shall reimburse Purchase Pro for Purchase Pro's actual costs (if any) of providing such customer service plus an overhead factor equal to 10% of such actual costs, subject to annual increases based upon changes in the Consumer Price Index (for all urban consumers).

          (f) During and after the Term, Purchase Pro will use commercially reasonable efforts to provide all systems integration services required in connection with the operation of Phase III Version and the AOL Exchange, and the timely integration of new Suppliers, Marketplaces and enterprise resource systems into the Phase III Version and the AOL Exchange. Purchase Pro shall be reimbursed for its actual costs of providing such services plus an overhead factor equal to 10% of such actual costs, which amount shall be paid to Purchase Pro by AOL and/or the third party requiring such services. As part of the Phase III joint development activities hereunder, the parties will develop tools, interfaces and procedures to enable a third party to provide systems integration. AOL shall have the right at any time during or after the Term to require that responsibility for systems integration be taken over by a AOL or by a third party designated by AOL.

     4.5  Implementation and Launch.  The parties shall use commercially
          -------------------------
reasonable efforts to complete Phase III and commercially launch the first Marketplace based on the Phase III Version within one hundred and eighty (180) days after the date hereof and within two hundred seventy (270) days after the date hereof for the launch of the entire AOL Exchange. If for any reason the parties are unable to comply with the schedule for completion of the launch of the Phase III Version or experience any material delays in such schedule, the AOL Project Manager and the Purchase Pro Project Manager shall mutually determine the reasons for such delay and shall allocate additional resources, initiate revised communications processes and/or implement such other procedures and operational changes and corrective actions as may be necessary to prevent or redress such delay and comply with the launch schedule. All launch versions of the Phase III Version of the AOL Exchange shall be subject to AOL's approval, not to be unreasonably withheld.

     4.6  Additional Development and Services. After completion of Phase III,
          -----------------------------------
AOL and Purchase Pro may perform such additional development and other services as may be required hereunder and/or as AOL and Purchase Pro may mutually determine, including without limitation Platform customization, development of upgrades to and new or modified versions of the Platform, integration of subscribers and Suppliers and additional services to be offered to third parties outside of the core Platform, such as financial services, logistics and tracking.

5.  Supervision; Employees and Other Matters.
    ----------------------------------------

     5.1  Overall Supervision. The development of the Platform and all
          -------------------
activities during Phase I, Phase II and Phase III shall be performed under the general and joint supervision of the AOL Project Manager and the Purchase Pro Project Manager. The AOL Project Manager shall be principally responsible for supervising the personnel designated by AOL to participate in the development of the Platform, and the Purchase Pro Project Manager shall be principally responsible for supervising the personnel designated by Purchase Pro to participate in the development of the Platform. The AOL Project Manager shall be designated as the lead project manager for development of the Platform.

     5.2  Personnel. The personnel to be provided by each of Purchase Pro and
          ---------
AOL (as applicable) for Phase I, Phase II and Phase III shall consist of qualified engineers and designers who may be existing employees of Purchase Pro or AOL and/or independent contractors or consultants engaged by Purchase Pro or AOL. AOL may provide employees, consultants or independent contractors of its affiliated entities or iPlanet in lieu of or in addition to employees, consultants or independent contractors of AOL.

     5.3  Location of Joint Development Activities. If in connection with the
          ----------------------------------------
development of the Platform it is necessary for any development activities of the parties or the personnel designated to participate in development of the Platform by AOL and Purchase Pro to be located in the same facilities, such activities and personnel shall be located at facilities mutually designated by AOL and Purchase Pro. The parties will cooperate to keep to a commercially reasonable minimum the amount of joint development activities for which it is necessary to locate their respective personnel in the same facilities.

     5.4  Responsibility for Employees. Each party shall be responsible for
          ----------------------------
paying all salaries, wages, employee benefits and associated expenses for which its own employees are eligible under such party's employment policies, any legally required benefits or insurance, any taxes or governmental charges payable or subject to withholding in connection with the employment of such party, and any expenses associated with such employees activities under this Agreement. Each party shall have ultimate supervision and control with respect to its own respective employees and shall have no right to discipline, terminate or reassign any employees of the other party. In the event that either party makes a reasonable and good faith determination that an employee of the other party working on development activities hereunder lacks requisite skills or experience, does not work well with other project team members, or is otherwise unsatisfactory, the parties will consult with one another in good faith regarding whether such employee should be replaced, provided that the final determination as to whether to retain, reassign or terminate any employee shall be made solely by the party employing such individual.

     5.5  Priority. Purchase Pro agrees to give the highest level of priority to
          --------
the development services to be provided by Purchase Pro and its employees hereunder and to give development of the Platform priority over any other development services and projects undertaken by Purchase Pro during the Term. AOL agrees that its employees who work primarily on the development of the Platform will give their highest level of priority to the development services to be provided by themselves hereunder and to give development of the Platform priority over any other development services and projects undertaken by such employees. At all times during and after the Term, the parties will dedicate sufficient employees, resources and management attention to its obligations hereunder so as to perform such obligations in a timely and efficient manner in light of commercial exigencies.

6.  Development and Licensing Costs.
    -------------------------------

     6.1  Purchase Pro Development Contribution. Purchase Pro agrees to pay to
          -------------------------------------
AOL a development fee ("Development Fee") of twenty million dollars ($20,000,000) which shall be paid in eight (8) consecutive quarterly installments of two million five hundred thousand dollars ($2,500,000) each, with the first such payment due and payable on August 1, 2000 and each subsequent payment due and payable three (3) months after the due date of immediately preceding payment.

     6.2  Licensing. AOL and Purchase Pro will mutually determine their
          ---------
respective responsibilities for costs of licensing or acquiring any of the iPlanet Vortex Technology, any infrastructure technology (including if licensed from iPlanet), and/or Third Party Technology that AOL and Purchase Pro mutually determine to incorporate or include in the Platform or use in connection with the Platform. If the parties cannot agree, the disagreement will not be subject to resolution under Section 13.1.

     6.3  Purchase Pro Employees and Equipment. In addition to the costs to be
          ------------------------------------
funded by Purchase Pro under Sections 6.1 and 6.2 above, Purchase Pro shall also be responsible for and shall pay salaries, fees and all other compensation, benefits, expenses and travel costs of all employees, personnel, consultants and independent contractors contributed by Purchase Pro to perform development activities and services hereunder, and the costs of all Purchase Pro facilities and required hardware and other equipment for the joint development activities hereunder.

     6.4  Completion. AOL and Purchase Pro each agrees to dedicate sufficient
          ----------
employees, personnel and resources to complete the joint development activities to performed hereunder even if such activities have not been completed by the time Purchase Pro's full funding commitment hereunder has been utilized.

7.  Intellectual Property; Use of Platform.
    --------------------------------------

     7.1  Purchase Pro Licenses. Purchase Pro hereby grants to AOL an
          ---------------------
irrevocable, perpetual, royalty-free license to modify and incorporate and include the Purchase Pro Technology in the Platform in connection with the development activities to be performed by AOL and Purchase Pro hereunder. To the extent that the Purchase Pro Technology is incorporated or included in the Platform, Purchase Pro hereby further grants to AOL an irrevocable, perpetual, royalty-free license to use, sublicense, distribute, reproduce, modify, make derivative works based upon, and otherwise exploit the Purchase Pro Technology in connection with AOL's use and exploitation of the Platform as permitted hereunder. Subject to the foregoing licenses and the parties' rights hereunder, Purchase Pro shall own all of the Purchase Pro Technology.

     7.2  iPlanet Platform Technology License. AOL hereby grants to Purchase Pro
          -----------------------------------
an irrevocable, perpetual, royalty-free license to modify and incorporate and include the iPlanet Platform Technology in the Platform in connection with the development activities to be performed by AOL and Purchase Pro hereunder. To the extent that the iPlanet Platform Technology is incorporated or included in the Platform, AOL hereby further grants to Purchase Pro an irrevocable, perpetual, royalty-free license to use, sublicense, distribute, reproduce, modify, make derivative works based upon, and otherwise exploit the source and binary code to such iPlanet Platform Technology in connection with Purchase Pro's use and exploitation of the Platform as permitted hereunder. Subject to the foregoing licenses and the parties' rights hereunder, as between AOL and Purchase Pro, AOL shall own all of the iPlanet Platform Technology.

     7.3  Private Marketplace Technology.
          ------------------------------

          (a) Subject to the provisions of Section 4.3(g) above, with respect to any Purchase Pro Private Marketplace Technology that is designated for inclusion in the Platform, Purchase Pro hereby grants to AOL (i) an irrevocable, perpetual, royalty-free license to modify and incorporate and include in the Platform such Purchase Pro Private Marketplace Technology in connection with the development activities to be performed by AOL and Purchase Pro hereunder, and (ii) to the extent that such Purchase Pro Private Marketplace Technology is incorporated or included in the Platform, an irrevocable, perpetual, royalty-free license to use, sublicense, distribute, reproduce, modify, make derivative works based upon, and otherwise exploit such Purchase Pro Private Marketplace Technology in connection with AOL's use and exploitation of the Platform as permitted hereunder. Subject to the foregoing licenses and the parties' rights hereunder, Purchase Pro shall own all such Purchase Pro Private Marketplace Technology.

          (b) Subject to the provisions of Section 4.3(h) above, with respect to any AOL Private Marketplace Technology that is designated for inclusion in the Platform, AOL hereby grants to Purchase Pro (i) an irrevocable, perpetual, royalty-free license to modify and incorporate and include in the Platform such AOL Private Marketplace Technology in connection with the development activities to be performed by Purchase Pro and AOL hereunder, and
               (ii) to the extent that such AOL Private Marketplace Technology is incorporated or included in the Platform, an irrevocable, perpetual, royalty-free license to use, sublicense, distribute, reproduce, modify, make derivative works based upon, and otherwise exploit such AOL Private Marketplace Technology in connection with Purchase Pro's use and exploitation of the Platform as permitted hereunder. Subject to the foregoing licenses and the parties' rights hereunder, AOL shall own all such AOL Private Marketplace Technology.

     7.4  Other Licenses. Purchase Pro's rights with respect to any AOL
          --------------
Technology used in connection with the Platform (including post-Term rights) shall be as set forth in the separate license agreement(s) to be entered into with respect such AOL Technology pursuant to Section 4.2(d) above. Subject to such licenses, AOL shall own all of the AOL Technology. Purchase Pro's rights with respect to the iPlanet Vortex Technology used in connection with the Platform (including post-Term rights) shall be as set forth in the separate license agreements to be entered into by the parties with respect to such iPlanet Vortex Technology pursuant to Sections 4.2(f) above. Subject to such licenses, as between AOL and Purchase Pro, AOL shall own all of the iPlanet Vortex Technology.

     7.5  Ownership of Jointly Developed Technology. AOL and Purchase Pro shall
          -----------------------------------------
jointly own the Jointly Developed Technology and all Intellectual Property rights relating thereto in perpetuity. In the case of any Jointly Developed Technology that is a derivative work based upon underlying Technology owned by Purchase Pro or AOL, the Jointly Developed Technology shall consist of the derivative work rather than the underlying Technology upon which it is based, and the party that owns such underlying Technology shall retain exclusive ownership thereof, subject to the licenses granted by this Agreement. The parties shall cooperate with respect to filing applications and registrations for and obtaining patents, copyrights and other intellectual property protection relating to the Jointly Developed Technology and components and elements thereof throughout the world, all of which shall be issued in the joint names of Purchase Pro and AOL. AOL and Purchase Pro shall each bear their own costs and expenses of obtaining patents, copyrights or other intellectual property protection throughout the world for the Jointly Developed Technology and the any components or elements thereof. Each of AOL and Purchase Pro shall be entitled to receive and retain (and shall deliver to one another) a complete set of the source code for the Platform and all related documentation. AOL and Purchase Pro shall consult and cooperate with one another regarding the prosecution and defense of any claims and actions for infringement of Intellectual Property Rights relating to the Jointly Developed Technology.

     7.6  Uses of Platform.
          ----------------

          (a) During the Term, each of AOL and Purchase Pro shall have the right to use the Platform in connection with public and private Marketplaces and Exchanges operated by either of them, without restriction; provided, however, that (i) if the primary brand of any such Marketplace or Exchange is not the brand of either AOL (or any AOL designated affiliate) or Purchase Pro, then such Marketplace or Exchange must include ingredient branding in the form "powered by Netscape and Purchase Pro" or such other form as AOL and Purchase Pro shall mutually determine, and (ii) each party must comply with any applicable revenue provisions of the Interactive Marketing Agreement with respect to any such Marketplaces and Exchanges. After expiration of the Term or upon the earlier termination of this

               Agreement, each of AOL and Purchase Pro shall have the right to use the Platform in connection with public and private Marketplaces and Exchanges operated by either of them without restriction, even if such Marketplaces or Exchanges are not branded by either party, without any ingredient branding requirements, subject to compliance with any applicable revenue provisions of the Interactive Marketing Agreement with respect to any such Marketplaces and Exchanges. Notwithstanding the foregoing, Purchase Pro's rights with respect to any AOL Technology or iPlanet Vortex Technology used in connection with the Platform (including post-Term rights) shall be as set forth in the separate license agreement(s) to be entered into by the parties with respect thereto under Sections 4.2(d) and 4.2(f) above, respectively. Notwithstanding anything in this Section 7.6(a), during and after the Term, both parties will have the right to develop and/or enable any Marketplace or Exchange for a third party and provide such third party an equity or revenue sharing interest in such Marketplace or Exchange.

          (b) Each of AOL and Purchase Pro (and iPlanet, if designated by AOL) shall have the right, both during and after the Term, to license or sell the Platform or related Technology or Intellectual Property Rights to third parties for use, development and/or distribution in connection with the operation of Marketplaces and Exchanges, without restriction; provided, however, that, during the Term, if the primary brand of any such Marketplace or Exchange is not the brand of either AOL (or any AOL designated affiliate) or Purchase Pro, then the licensee shall be required to include in such Marketplace or Exchange during the Term ingredient branding in the form "powered by Netscape and Purchase Pro" or such other form as AOL and Purchase Pro shall mutually determine. Notwithstanding anything in this Section 7.6(b), AOL will not have the right to provide a Purchase Pro Competitor with the right to resell or distribute the Existing Purchase Pro Platform. Except as specifically set forth in the applicable license agreements, and notwithstanding the foregoing, (i) Purchase Pro will not have any rights to sublicense any of the AOL Technology, AOL Private Marketplace Technology, iPlanet Vortex Technology and (ii) AOL will not have any rights to sublicense any Purchase Pro Private Marketplace Technology. AOL and iPlanet (if applicable) shall each account and pay to Purchase Pro an amount equal to fifty percent (50%) (or such other percentage as the parties may mutually agree) of all gross revenues and other consideration actually received by AOL from such licenses or sales during the Term. Notwithstanding anything in this Section 7.6(b), during and after the Term, both parties will have the right to develop and/or enable any Marketplace or Exchange for a third party and provide such third party an equity or revenue sharing interest in such Marketplace or Exchange.

          (c) After the Term, the parties will endeavor to take such additional steps as may be appropriate to ensure that the Platform (exclusive of the AOL Technology) remains the leading technology for digital marketplaces, is widely supported within the industry and continues to improve through robust innovation. Such additional steps, may include, e.g., establishing developer programs, participating in standards bodies, supporting open source development models, committing to support industry standards, etc.

8.  Term and Termination.
    --------------------

     8.1  Term. The term of this Agreement ("Term") shall be co-terminus with
          ----
the term of the Interactive Marketing Agreement, except as set forth in Section 13.1, and this Agreement shall terminate automatically upon expiration of the term or the earlier termination of the Interactive Marketing Agreement.

     8.2  Termination.
          -----------

          (a) Notwithstanding Section 8.1 above, this Agreement is subject to termination prior to expiration of the Term as set forth in the Interactive Marketing Agreement. A breach or default by Purchase Pro under the Interactive Marketing Agreement shall constitute a breach or default under this Agreement.

          (b) Except as expressly provided elsewhere in this Agreement, either party may terminate this Agreement at any time in the event of a material breach of the Agreement by the other party which remains uncured after thirty (30) days written notice thereof to the breaching party (or such shorter period as may be specified elsewhere in this Agreement); provided that the cure period with respect to any scheduled payment will be fifteen (15) days from the date of such notice. Notwithstanding the foregoing, in the event of a material breach of a provision that expressly requires action to be completed within an express period shorter than thirty (30) days, the non-breaching party may terminate this Agreement if the breach remains uncured after written notice thereof to the breaching party.

          (c) If this Agreement is terminated prior to completion of the Platform, the parties' rights to use the Platform as set forth in
               Section 7.6 shall apply to the Platform in its state of completion as of the date of termination.

     8.3  Post-Termination Access. Following expiration of the Term or the
          -----------------------
earlier termination of this Agreement for any reason other than a material breach of this Agreement by AOL, subject to any applicable revenue sharing provisions of the Interactive Marketing Agreement, at AOL's election Purchase Pro will continue (i) to allow users of the AOL Exchange to have access to public Marketplaces and Exchanges operated by Purchase Pro, and (ii) to link and network public Marketplaces and Exchanges operated by AOL to Marketplaces and Exchanges operated by Purchase Pro.

     8.4   Survival. Except as otherwise set forth in this Agreement, the
           --------
following provisions of this Agreement will survive termination indefinitely:
Sections 1, 7, 8, 9, 10, 11, 13 (other than Section 13.1) and 14.

9.  Representations and Warranties.
    ------------------------------

     9.1   AOL Representations and Warranties. AOL warrants, covenants and
           ----------------------------------
represents to Purchase Pro that:

           (a) AOL has the full corporate right, power and authority to enter into this Agreement and to perform all acts required of it pursuant to this Agreement.

           (b) The execution of this Agreement and the performance by AOL of its obligations and duties under this Agreement shall not violate any agreement to which AOL is a party or the rights of any other party.

           (c) AOL is not relying on nor does Purchase Pro make any representations, warranties or agreements not expressly provided for in this Agreement.

     9.2   Purchase Pro Representations and Warranties. Purchase Pro warrants,
           -------------------------------------------
covenants and represents to AOL that:

           (a) Purchase Pro has the full corporate right, power and authority to enter into this Agreement and to perform all acts required of it pursuant to this Agreement.

           (b) The execution of this Agreement and the performance by Purchase Pro of its obligations and duties under this Agreement shall not violate any agreement to which Purchase Pro is a party or the rights of any other party.

           (c) Purchase Pro is not relying on nor does AOL make any representations, warranties or agreements not expressly provided for in this Agreement.

     9.3   DISCLAIMER OF CERTAIN WARRANTIES. NEITHER AOL NOR PURCHASE PRO MAKES
           --------------------------------
ANY WARRANTIES TO THE OTHER WITH RESPECT TO THE OPERATION OR PERFORMANCE OF ANY OF THE SOFTWARE DEVELOPED OR LICENSED BY EITHER PARTY TO THE OTHER PURSUANT TO THIS AGREEMENT, AND AOL AND PURCHASE PRO EACH HEREBY DISCLAIMS ALL SUCH WARRANTIES, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE AND IMPLIED WARRANTIES OF NON-INFRINGEMENT.

10. Indemnification.
    ---------------

     10.1  Indemnification by AOL. AOL agrees to indemnify, defend and hold
           ----------------------
harmless Purchase Pro from and against any and all claims, damages liabilities, losses, costs and expenses, including without limitation, reasonable outside attorney's fees and costs, suffered or incurred by Purchase Pro arising from or related to (a) third party claims resulting from the breach by AOL of any of its representations, warranties or covenants hereunder, or (b) any claims that the AOL Technology to be licensed to Purchase Pro hereunder infringes or violates any Intellectual Property Rights or other rights of any person or entity not a party to this Agreement.

     10.2  Indemnification by Purchase Pro. Purchase Pro agrees to indemnify,
           -------------------------------
defend and hold harmless AOL from and against any an all claims, damages liabilities, losses, costs and expenses, including without limitation, reasonable outside attorney's fees and costs, suffered or incurred by AOL arising from or related to (a) third party claims resulting from the breach by Purchase Pro of any of its representations, warranties or covenants hereunder, or (b) any claims that the Purchase Pro Technology (and any of the Purchase Pro Private Marketplace Technology to be licensed to AOL hereunder) infringes or violates any Intellectual Property Rights or other rights of any person or entity not a party to this Agreement.

     10.3  Procedure for Indemnification. Any party seeking indemnification
           -----------------------------
hereunder (an "Indemnified Party") shall give notice to the party obligated to provide such indemnification (an "Indemnifying Party") promptly after the Indemnified Party's receipt of notice of the commencement of any action or the assertion of any claim by a third party that is the subject of indemnification hereunder. Upon receipt of such notice, the Indemnifying Party shall promptly undertake defense of such action or claim at its sole cost and expense, including without limitation engaging legal counsel to jointly represent the Indemnified Party and the Indemnifying Party. The Indemnified Party may elect to engage separate counsel at its own cost and expense but the Indemnifying Party shall control the defense or settlement of such action or claim.

11.  Limitation of Liability; Exclusion of Damages.
     ---------------------------------------------

     11.1  EXCLUSION OF DAMAGES.  NEITHER PARTY HERETO SHALL, UNDER ANY
           --------------------
CIRCUMSTANCES, BE LIABLE TO THE OTHER FOR CONSEQUENTIAL, INCIDENTAL, SPECIAL OR EXEMPLARY DAMAGES, EVEN IF APPRISED OF THE LIKELIHOOD OF SUCH DAMAGES OCCURRING.

     11.2  LIMITATION OF LIABILITY. UNDER NO CIRCUMSTANCES SHALL EITHER PARTY'S
           -----------------------
TOTAL LIABILITY OF ALL KINDS ARISING OUT OF OR RELATED TO THIS AGREEMENT REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED IN CONTRACT, TORT NEGLIGENCE OR OTHERWISE, EXCEED THE SUM OF FIVE MILLION DOLLARS ($5,000,000).

     11.3  EXCEPTIONS. THE EXCLUSIONS OF DAMAGES AND LIMITATIONS OF LIABILITY
           ----------
SET FORTH IN SECTIONS 11.1 AND 11.2 SHALL NOT OPERATE TO

LIMIT (i) AMOUNTS ACTUALLY PAYABLE PURSUANT TO THE EXPRESS TERMS OF THIS AGREEMENT; (ii) AMOUNTS OTHERWISE RECOVERABLE BY ONE PARTY FROM THE OTHER IN AN ACTION AT LAW OR IN EQUITY ARISING FROM THE OTHER PARTY'S INFRINGEMENT OR MISAPPROPRIATION OF ANY INTELLECTUAL PROPERTY RIGHTS OR OTHER PROPRIETARY RIGHTS DURING OR AFTER THE TERM OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION INFRINGEMENT OR MISAPPROPRIATION CLAIMS ARISING FROM THE OTHER PARTY'S BREACH OF THIS AGREEMENT; OR (iii) CLAIMS FOR INDEMNIFICATION UNDER SECTIONS 10.1 OR 10.2 ABOVE.

12. Confidentiality.
    ---------------

     12.1  Disclosure. At all times following the date hereof, each party shall
           ----------
keep strictly confidential and not disclose, use, divulge, publish or otherwise reveal, directly or through another person, (a) information that a party indicates to the other party is, or that (b) the other Party reasonably should know is, any confidential, non-public information of the other party or an affiliate of the other party which was disclosed pursuant this Agreement, any information that a Party indicates to the other party is, or that the other party reasonably should know is, confidential, non-public information (i) relating to the business of the other party and obtained as a result of the preparation and negotiation of this Agreement, the performance by the parties of their obligations hereunder, or the joint conduct by the parties of activities pursuant to this Agreement or (ii) relating to the Platform, in each case including, but not limited to, documents and/or information regarding customers, costs, profits, markets, sales, products, product development, key personnel, pricing policies, operational methods, technology, know-how, technical processes, formulae, or plans for future development of or concerning the other party or the Platform (collectively, "Confidential Information"), except as may be necessary for the directors, employees, agents or consultants of it and its affiliates to perform their respective obligations under this Agreement, in connection with the use, modification, reproduction, sale and licensing of the Platform as permitted under this Agreement, or required under applicable law; provided that no Party shall make any disclosure required under applicable law before providing the applicable party with prompt written notice and a reasonable opportunity to seek a protective order. The parties acknowledge and agree that this Agreement and the Interactive Marketing Agreement constitute Confidential information of the parties hereto.

     12.2  Limitation on Use. Each party shall cause any persons receiving
           -----------------
Confidential Information in accordance with the terms hereof to retain such Confidential Information in strict confidence. Upon termination or expiration of this Agreement, each party shall return to the other party or destroy, as the other party may direct in its sole discretion, all memoranda, notes, records, reports and other documents (including all copies thereof) relating to the Confidential Information of the other parties which such party may then possess or have under its control. Each party shall certify in writing to the other party within ten (10) business days of receiving instructions from the other party regarding the return or destruction of such materials of the other party that all such materials have been returned or destroyed as the other party has directed. If no instruction with respect to the return or destruction of such materials is provided to the other party within ten (10) business days of termination or expiration, the party possessing such materials shall promptly destroy them.

     12.3  Not Confidential Information. Notwithstanding anything in this
           ----------------------------
Section 12, the following shall not constitute Confidential Information: (a) information which was already otherwise known to the recipient at the time of its receipt in connection with this Agreement, (b) information which is or becomes freely and generally available to the public through no wrongful act of the recipient, (c) information which is rightfully received by the recipient from a third party legally entitled to disclose such information without breach by the recipient of this Agreement, or (d) information independently developed by the recipient without use of the disclosing party's Confidential Information.

     12.4  Confidentiality Term. The above obligations with respect to
           --------------------
Confidential Information will terminate three (3) years after the expiration or earlier termination of this Agreement.

13. Dispute Resolution; Arbitration.
    -------------------------------

     13.1  Dispute Resolution.  Each of AOL and Purchase Pro shall designate an
           ------------------
executive ("Alliance Contact Officer") who shall be primarily responsible for overseeing the relationship between AOL and Purchase Pro, exercising approval rights and similar matters. In the event of any claim, dispute, deadlock, controversy or disagreement (each a "Dispute") between the parties or any of their respective subsidiaries, affiliates, successors and assigns under or related to this Agreement or any document executed pursuant to this Agreement or any of the transactions contemplated hereby, such Dispute shall be submitted to the parties' Alliance Contact Officers who shall mutually attempt to resolve such Dispute for a period of five (5) business days. If the Alliance Contact Officers cannot amicably resolve such Dispute within such period, the Dispute shall be submitted to AOL's President of Interactive Services and Purchase Pro's Chief Executive Officer who shall mutually attempt to resolve such Dispute for a period of five (5) business days. If such parties cannot amicably resolve such Dispute within such period, the matter will be decided by AOL's President of Interactive Services. The decision of AOL's President of Interactive Services shall be final and binding as to any operational matters hereunder, and any and all matters and issues relating to product design, mutual approvals, pricing and similar matters and issues. If as a result of such decision, the Platform and/or the AOL Exchange will not include any feature, component or Technology that Purchase Pro desires to include therein, Purchase Pro shall nevertheless be free to develop and incorporate such feature, component or Technology in any technological platform for Marketplaces or Exchanges independently developed or created by Purchase Pro, or in any Marketplaces or Exchanges independently operated by Purchase Pro. In addition, if Purchase Pro does not agree with the decision reached by AOL's President of Interactive Services, Purchase Pro may terminate this Agreement upon ninety (90) days prior written notice to AOL; provided, however, that (i) such termination shall not result in termination of the Interactive Marketing Agreement; (ii) if AOL and Purchase Pro are jointly engaged hereunder in the development of any private Marketplace as of the effective date of such termination, the joint development of such private Marketplace shall continue until it has been completed; (iii) Purchase Pro shall remain obligated to pay to AOL (A) any installment of the Development Fee that remains due and payable under Section 6.1 above for the quarter in which such termination becomes effective (and all prior quarters) and (B) the installment of the Development Fee (if any) that is due and payable for the quarter immediately subsequent to the quarter in which such termination becomes effective; and (iv) the provisions of Section 8.2(c) shall remain applicable.

     13.2  Arbitration. Except as provided otherwise in Section 13.1 above, all
           -----------
Disputes shall be resolved as provide in Sections 8.2 through 8.7 of the Interactive Marketing Agreement.

14. Miscellaneous Provisions
    ------------------------

     14.1  Notices. Any notice, consent, approval, request, authorization,
           -------
direction or other communication under this Agreement ("Notice") that is required to be given in writing will be deemed to have been delivered and given for all purposes (i) on the delivery date if delivered by confirmed facsimile;
(ii) on the delivery date if delivered personally to the party to whom the same is directed; (iii) one business day after deposit with a commercial overnight carrier, with written verification of receipt; or (iv) five business days after the mailing date, whether or not actually received, if sent by U.S. mail, return receipt requested, postage and charges prepaid, or any other means of rapid mail delivery for which a receipt is available. In the case of AOL, such notice will also be deemed to have been delivered and given for all purposes on the delivery date if delivered by electronic mail from an AOL.com email address via the U.S. America Online brand service to screenname "AOLNotice@AOL.com. Notices shall be addressed as follows:

                         To Purchase Pro:


                         In the case of Purchase Pro, such notice will be provided to both:


                         Chief Technology Officer
                         PurchasePro.com, Inc.
                         3291 N. Buffalo Drive
                         Las Vegas, NV 89129

                         Fax no. (702) 316 - 7200


                         And

                         F. Kinsey Haffner
                         Pillsbury Madison & Sutro LLP
                         2550 Hanover Street
                         Palo Alto, CA 94304

                         Fax No. (650) 233 - 4545

                         To AOL:

                         In the case of AOL, such notice will be
                         provided to both:

                         President for Business Affairs
                         America Online, Inc.
                         22000 AOL Way
                         Dulles, Virginia 20166
                         Fax no. 703-265-1206

                         And

                         Deputy General Counsel
                         America Online, Inc.
                         22000 AOL Way
                         Dulles, Virginia 20166
                         Fax no. 703-265-3992

     14.2  Section 365(n) of Bankruptcy Code. All rights and licenses granted
           ---------------------------------
under or pursuant to this Agreement by Purchase Pro to AOL or by AOL to Purchase Pro are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the United States Bankruptcy Code, 11 U.S.C. Section 101, et seq. (the "Bankruptcy Code"), licenses of rights to "intellectual property" as defined under Section 101(56) of the Bankruptcy Code. The parties agree that AOL and Purchase Pro, as licensees of such rights and licenses, shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code, provided such licensee party abides by the terms of this Agreement.

     14.3  Non-Exclusivity. Purchase Pro and AOL agree except for any express
           ---------------
obligations of AOL and Purchase Pro as set forth in this Agreement and the Interactive Marketing Agreement, nothing in this Agreement is intended or shall be construed to prohibit or restrict either AOL or Purchase Pro from developing or acquiring products or services similar to or competitive with products or services of the other party.

     14.4  Waiver. The waiver by either party of a breach of or a default under
           ------
any provision of this Agreement, shall not be construed as a waiver of any subsequent breach of the same or any other provision of the Agreement, nor shall any delay or omission on the part of either party to exercise or avail itself of any right or remedy that it has or may have hereunder operate as a waiver of any right or remedy. Except as expressly provided herein to the contrary, no amendment or modification of any provision of this Agreement shall be effective unless in writing and signed by a duly authorized signatory of Purchase Pro and AOL.

     14.5  Costs and Expenses. Except as expressly provided herein to the
           ------------------
contrary, each party shall be responsible for its costs and expenses incurred in connection with the negotiation and execution of this Agreement and its performance hereunder.

     14.6  No Partnership. No agency, partnership, joint venture, or employment
           --------------
is created as a result of this Agreement and neither AOL nor AOL's agents shall have any authority of any kind to bind Purchase Pro in any respect whatsoever, nor shall Purchase Pro or Purchase Pro's agents have any authority of any kind to bind AOL.

     14.7  Governing Law. Except as otherwise expressly provided herein, the
           -------------
Agreement will be interpreted, construed and enforced in all respects in accordance with the laws of the state of New York except for its conflict of law principles.

     14.8  Headings. The captions and section and paragraph headings used in
           --------
this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.

     14.9  Severability. If the application of any provision or provisions of
           ------------
this Agreement to any particular facts of circumstances shall be held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement shall not in any way be affected or impaired thereby; and (ii) such provision or provisions shall be reformed without further action by the parties hereto and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

     14.10 Entire Agreement. This Agreement, including the attachments hereto,
           ----------------
and the Interactive Marketing Agreement and the other agreements required to be executed and delivered thereunder, constitute the entire agreement between the parties concerning the subject matter hereof and supersedes all proposals or prior agreements whether oral or written, and all communications between the parties relating to the subject matter of this Agreement and all past courses of dealing or industry custom. In the event of any conflict between the term of this Agreement and the terms of Exhibit A, the terms of this Agreement shall be controlling.

     14.11 No Presumptions. No presumption shall arise in interpreting the
           ---------------
provisions of this Agreement by virtue of the role a party or its counsel played in drafting this Agreement or any provision hereof.

     14.12 Assignment and Sublicenses. This Agreement may not be assigned by
           --------------------------
either party without the prior written consent of the other party except as set forth in the Interactive Marketing Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

AMERICA ONLINE, INC.                    PURCHASEPRO.COM, INC.



By: ______________________              By: _______________________
Name:                                   Name:
Title:                                  Title:

                                   EXHIBIT A
                                   ---------

                        Hosting and Operating Standards
                        -------------------------------

1.  Exchange Infrastructure. Where Purchase Pro is required to provide Hosting
    -----------------------
    of the AOL Exchange under the Technology Development Agreement, Purchase Pro will be responsible for all communications, hosting and connectivity costs and expenses associated with the AOL Exchange and the Purchase Pro Exchange. Purchase Pro will provide all hardware, software, telecommunications lines and other infrastructure necessary to meet traffic demands on the from the AOL Network. Purchase Pro will design and implement the network between the AOL Service and AOL Exchange and/or the Purchase Pro Exchange such that (i) no single component failure over which Purchase Pro exercises control will have a materially adverse impact on AOL Users seeking to reach the AOL Exchange or the Purchase Pro Exchange from the AOL Network and (ii) no single line under material control by Purchase Pro will run at more than 70% average utilization for a 5-minute peak in a daily period.

2.  Optimization; Speed. Purchase Pro will use commercially reasonable efforts
    -------------------
    to ensure that: (a) the functionality and features within the AOL Exchange and the Purchase Pro Exchange are optimized for the client software then in use by AOL Members; and (b) the AOL Exchange and the Purchase Pro Exchange are designed and populated in a manner that minimizes delays when AOL Users attempt to access such site. At a minimum, Purchase Pro will ensure that the AOL Exchange's and the Purchase Pro Exchange's data transfers initiate within fewer than fifteen (15) seconds on average. Prior to commercial launch of any material promotions described herein, Purchase Pro will permit AOL to conduct performance and browser compatibility testing of the AOL Exchange and/or the Purchase Pro Exchange, as applicable (in person or through remote communications), with such commercial launch not to commence until such time as AOL is reasonably satisfied with the results of any such testing.

3.  User Interface. Purchase Pro will maintain a graphical user interface
    --------------
    within the AOL Exchange and the Purchase Pro Exchange that is competitive in all material respects with interfaces of other similar sites based on similar form technology. AOL reserves the right to review and approve the user interface and site design prior to launch of the AOL Exchange and to conduct focus group testing to assess compliance with respect to such consultation and with respect to Purchase Pro's compliance with the preceding sentence.

4.  Technical Problems. Purchase Pro agrees to use commercially reasonable
    ------------------
    efforts to address material technical problems (over which Purchase Pro exercises control) affecting use by users of the AOL Exchange and/or the Purchase Pro Exchange (a "Purchase Pro Technical Problem") promptly following notice thereof. In the event that Purchase Pro is unable to promptly resolve a Purchase Pro Technical Problem following notice thereof from AOL (including, without limitation, infrastructure deficiencies producing user delays), AOL will have the right to regulate the promotions it provides to Purchase Pro hereunder until such time as Purchase Pro corrects the Purchase Pro Technical Problem at issue.

5.  Monitoring. Purchase Pro will ensure that the performance and availability
    ----------
    of the AOL Exchange and the Purchase Pro Exchange are monitored on a continuous basis. Purchase Pro will provide AOL with contact information (including e-mail, phone, pager and fax information, as applicable, for both during and after business hours) for Purchase Pro's principal business and technical representatives, for use in cases when issues or problems arise with respect to the AOL Exchange and/or the Purchase Pro Exchange.

6.  Telecommunications. Where applicable, Purchase Pro will utilize encryption
    ------------------
    methodology to secure data communications between the Parties' data centers.

7.  Security. Purchase Pro will utilize Internet standard encryption
    --------
    technologies (e.g., Secure Socket Layer - SSL) to provide a secure environment for conducting transactions and/or transferring private AOL User information (e.g. credit card numbers, banking/financial information, and member address information) to and from the AOL Exchange and/or the Purchase Pro Exchange. Purchase Pro will facilitate periodic reviews of the AOL Exchange and the Purchase Pro Exchange by AOL in order to evaluate the security risks of such site. Purchase Pro will promptly remedy any security risks or breaches of security as may be identified by AOL's Operations Security team.

8. Technical Performance.
   ---------------------

   i. Purchase Pro will design the AOL Exchange and the Purchase Pro Exchange to support the AOL-client embedded versions of the Microsoft Internet Explorer 4.XX and 5.XX browsers (Windows and Macintosh)and the Netscape Browser 4.XX and 6.XX versions and make commercially reasonable efforts to support all other AOL browsers listed at:
          "http://webmaster.info.aol.com."

    ii. To the extent Purchase Pro creates customized pages on the Purchase Pro Exchange for AOL Members, Purchase Pro shall develop and employ a methodology to detect AOL Members (e.g. examine the HTTP User-Agent field in order to identify the "AOL Member-Agents" listed at:
          "http://webmaster. info.aol.com)."
    iii. Purchase Pro will periodically review the technical information made available by AOL at http://webmaster.info.aol.com.
                              -----------------------------
    iv. Purchase Pro will design AOL Exchange and the Purchase Pro Exchange to support HTTP 1.0 or 1.1 as defined in RFC 1945 and to adhere to AOL's parameters for refreshing or preventing the caching of information in AOL's proxy system as outlined in the document provided at the following URL:http://webmaster.info.aol.com.
                        -----------------------------
          Purchase Pro is responsible for the manipulation of these parameters in web-based objects so as to allow them to be cached or not cached as outlined in RFC 1945.
    v. Prior to releasing material, new functionality or features through the AOL Exchange and/or the Purchase Pro Exchange ("New Functionality"), Purchase Pro will use commercially reasonable efforts to (i) test the New Functionality to confirm its compatibility with AOL Service client software and (ii) provide AOL with written notice of the New Functionality so that AOL can perform tests of the New Functionality to confirm its compatibility with the AOL Service client software. Should any new material, new functionality or features through the AOL Exchange or the Purchase Pro Exchange be released without notification to AOL, AOL will not be responsible for any adverse member experience until such time that compatibility tests can be performed and the new material, functionality or features qualified for the AOL Service.